SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

ELEVON, INC.

(Name of Registrant as Specified in Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share

(2)	Aggregate number of securities to which transaction applies: 16,633,402 shares of common stock (includes 998,159 shares underlying options to purchase shares of common stock)

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $1.30 (per share price set forth in the merger agreement)

(4)	Proposed maximum aggregate value of transaction:
$20,758,802.45 (excludes $864,620.15 representing the aggregate amount of the exercise price of the options included in the aggregate number of securities)

(5)	Total fee paid: $4,151.76

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

IMPORTANT REMINDER

July 3, 2003

Dear Stockholders:

     We have previously mailed to you proxy materials relating to the Special Meeting of Stockholders of Elevon, Inc. to be held on Tuesday, July 22, 2003. Your vote is important no matter how many shares you hold.

     According to our latest records, we have not received your voting instructions for this important meeting. We ask you to please vote today to avoid unnecessary solicitation costs to the Company.

You may use one of the following simple methods for promptly providing your voting instructions:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Sign, date and return your voting instruction form in the postage-paid return envelope provided.

     For the reasons set forth in the Proxy Statement, dated June 10, 2003, your Board of Directors recommends that you vote “FOR” the Merger and Asset Sale.

     Thank you for your cooperation and continued support.

Sincerely,

/s/ Frank M. Richardson

Frank M. Richardson Chief Executive Officer